Exhibit 10.4

AMENDMENT NO. 1 TO THE EXANTAS CAPITAL CORP.

SECOND AMENDED AND RESTATED OMNIBUS EQUITY COMPENSATION PLAN

This Amendment No. 1 (“Amendment”) to the Exantas Capital Corp. Second Amended and Restated Omnibus Equity Compensation Plan (the “Plan”) is made pursuant to Section 19(a) of the Plan. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

WHEREAS, the Company wishes to amend the Plan to change the name of the Manager and references to Resource America and C-III.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	All references in the Plan to “C-III” shall be replaced with “ACRES”.
2.	Section 2 titled “Definitions” is hereby amended as follows:
(a)

The following defined term shall be added as new Section 2(a), and the existing sections 2(a) through 2(c) shall be renumbered as 2(b) through 2(d): ““ACRES” means ACRES Capital Corp., a Delaware corporation.”

(b)	Existing Section 2(d) is hereby deleted in its entirety.
(c)	Section 2(q) is hereby amended and restated as follows: ““Manager” means ACRES Capital, LLC, a New York limited liability company.”
(d)

Section 2(cc) is hereby deleted in its entirety, all references in the Plan to “Resource America” shall be deleted and the existing sections 2(dd) through 2(jj) shall be renumbered as 2(cc) through 2(ii).

3.	All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

By Order of the Board of Directors,

August 9, 2020	/s/ Mark Fogel
Chief Executive Officer